UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2014

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2014, American Realty Capital Hospitality Trust, Inc.’s (the “Company”) board of directors (the “Board”) appointed William M. Kahane and Stanley R. Perla as directors of the Company. Messrs. Kahane and Perla will each serve as a director of the Company for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified or (ii) his death, removal or resignation. Mr. Kahane currently serves as chief executive officer and president of the Company and is a principal of AR Capital, LLC (“ARC”), the entity that directly or indirectly sponsors the Company (among other non-traded real estate investment trusts and direct investment programs), indirectly wholly owns the Company’s special limited partner, advisor and property manager and owns a 60% interest in the Company’s sub-property manager. Mr. Perla is an independent director of the Company and there are no related party transactions involving him that are reportable under Item 404(a) of Regulation S-K. Mr. Perla will serve on the Company’s audit committee as the audit committee chairman and qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

William M. Kahane

Mr. Kahane, 65, has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane has served as chief executive officer and president of the Company since August 2013. Mr. Kahane has also served as co-chief executive officer of the Company’s advisor and as chief executive officer of the Company’s property manager since August 2013. Mr. Kahane has served as a member of the board of managers of the Company’s sub-property manager since August 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of American Realty Capital – Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010. He also has served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of Phillips Edison-ARC Shopping Center REIT Inc. (“PE-ARC”) and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane has served as a director of American Realty Capital New York Recovery REIT, Inc. (“NYRR”) since its formation in October 2009 and had served as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and as an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) from its formation in October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and had served as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2012. Mr. Kahane served as a director and executive officer of American Realty Capital Properties, Inc. (“ARCP”) and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013 in connection with the close of ARCP’s merger with ARCT III. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc. since March 2013. Mr. Kahane has served as a director of Phillips Edison – ARC Grocery Center REIT II, Inc. since August 2013. Mr. Kahane has served as a director of the general partner of American Energy Capital Partners, LP since October 2013. Mr. Kahane has served as chief executive officer and a director of RCS Capital Corporation since February 2013. Mr. Kahane also has been an interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane served as a trustee at American Financial Realty Trust (“AFRT”) (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business.

Stanley R. Perla

Mr. Perla, 70, was appointed as an independent director of American Realty Capital Trust V, Inc. in April 2013. Mr. Perla has served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate, and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

Independent Director Compensation for Mr. Perla

As an independent director, Mr. Perla will receive a $30,000 annual retainer and certain per meeting compensation and reimbursements. As audit committee chairman, Mr. Perla will receive certain additional compensation and reimbursements for attendance of audit committee meetings. Additionally, under the Company’s employee and director incentive restricted share plan, Mr. Perla will be entitled to receive an award of 1,333 restricted shares of common stock on the date of appointment and at each annual stockholder meeting. Restricted stock issued to independent directors under the restricted share plan vests over a five-year period following the date of grant in increments of 20% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: January 15, 2014	By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer, President and Director